November 27, 2007

Securities and Exchange Commission

100 F Street NE

Washington, DC  20549

Gentlemen:

We have read the statements made by the Capstone Church Bond Fund, Inc., which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds' filing on Form N-SAR for the period from October 4, 2005 (Commencement of Operations) to September 30, 2006.  We agree with the statements concerning our Firm included in such Form N-SAR.

Very truly yours,

BRIGGS, BUNTING & DOUGHERTY, LLP